Exhibit 4.1

Specimen Common Share Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

DAKOTA TERRITORY RESOURCE CORP.

CERT.9999

CUSIP 23426V208
ISIN US23426V2088

9,000,000,000**
9,000,000,000
****9,000,000,000**
*****9,000,000,000*
******9,000,000,000

THIS CERTIFIES THAT

* SPECIMEN *

IS THE REGISTERED HOLDER OF

* NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE

DAKOTA TERRITORY RESOURCE CORP.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

DATED: JULY 13, 2021

COUNTERSIGNED AND REGISTERED
ODYSSEY TRUST COMPANY
TRANSFER AGENT & REGISTRAR

VANCOUVER
CALGARY

VOID

CEO

By: ______________________
Authorized Officer

CFO

The shares represented by this certificate are transferable at the offices of Odyssey Trust Company Vancouver, BC and Calgary, AB

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

Printed by datacm.com

6331605

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by entireties
JT TEN	- as joint tenants with right of survivorship and not tenants in common
(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
GIFT MIN ACT (State)	- (State) Uniform Gifts to Minors Act

In the case of an individual assignee, show at least one given name in full

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER,
SOCIAL SECURITY NUMBER OR OTHER

IDENTIFYING NUMBER OF TRANSFEREE **S.I.N./S.S.N. _ _ _ - _ _ _ - _ _ _**

____

Please print or typewrite name and address (including postal code or zip code, as applicable) of transferee

____

____ securities

registered in the name of the undersigned on the books of the Company named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints a duly authorized officer of the transfer agent and registrar as the attorney of the undersigned to transfer the said securities on the register of transfers and books of the Company with full power of substitution hereunder.

DATED: ______________________ 20 _____ Signature: ______________________________

NOTICE: The signatures of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

Signature Guaranteed By:

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

